

<ARTICLE>                  5
<LEGEND>

     This schedule contains summary financial information extracted from the Company's financial statements and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   SEP-30-2000
<CASH>                                           1,727,000 <F1>
<SECURITIES>                                     1,115,700 <F2>
<RECEIVABLES>                                   16,933,500 <F3>
<ALLOWANCES>                                       238,600
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0
<PP&E>                                             330,500
<DEPRECIATION>                                     173,000
<TOTAL-ASSETS>                                  20,766,000
<CURRENT-LIABILITIES>                                    0
<BONDS>                                            441,000
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                        750,000
<COMMON>                                         1,209,400
<OTHER-SE>                                         363,200 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                    20,766,000
<SALES>                                                  0
<TOTAL-REVENUES>                                 1,759,700
<CGS>                                                    0
<TOTAL-COSTS>                                      604,700
<OTHER-EXPENSES>                                   507,100 <F5>
<LOSS-PROVISION>                                   234,000
<INTEREST-EXPENSE>                                 806,600
<INCOME-PRETAX>                                   (139,900)
<INCOME-TAX>                                      (252,800)
<INCOME-CONTINUING>                               (254,500)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                          (45,500)
<NET-INCOME>                                      (298,300)
<EPS-BASIC>                                              0
<EPS-DILUTED>                                            0


<F1> Includes  $637,800 of cash held in  segregated  accounts for  investors and
     $a547000 of cash held in segregated accounts related to servicing agreements and securitization transactions.
<F2> Includes  $475,600  of  actively  managed  fixed  maturity  securities  and
     $640,100 of interest-only securities.
<F3> Includes $11,738,400 of finance receivables - securitized.
<F4> Includes retained earnings of $512,800 and accumulated other comprehensive losses of $149,600.
<F5> Represents an impairment  charge of $217,100 to  write  down the  carrying value of interest-only securities and servicing rights and $290,000 of special charges.


